Exhibit 99.1

                                                                 NEWS
--------------------------------------------------------------------------------
KeySpan Corporation                                       For Immediate Release


Contacts:  Investors                                     Media Relations
           Michael J. Taunton                            Andrea Staub
           718.403.3265                                  516.545.5052
                                                         516.824.1241 (beeper)

                 KeySpan Announces 2002 Second Quarter Earnings
                 ----------------------------------------------
                      -- Earnings in Line with Forecast --
                 -- Company Reaffirms 2002 Earnings Guidance --

Brooklyn, New York, July 25, 2002 - KeySpan Corporation (NYSE: KSE) reported second quarter consolidated earnings from continuing operations of $27.7 million, or $0.20 per share, compared to a loss of $11.9 million, or $0.09 per share, for the same period last year. For the six-months ended June 30, 2002, KeySpan reported consolidated earnings from continuing operations of $240.9 million, or $1.71 per share, as compared to earnings of $210.7 million, or $1.54 per share, in the same period last year. Excluding special items related to the former Roy Kay companies, 2001 earnings from continuing operations were $18.2 million, or $0.13 per share, for the second quarter, and $246.3 million, or $1.79 per share, for the six-months ended June 30.

Consolidated results were in line with expectations and continue to benefit from the conversion of customers to natural gas, the reduction in operation & maintenance expenses in the gas distribution business, the positive effect of lower interest costs, and the elimination of the amortization of goodwill expense. The positive results were partially offset by a significant decrease in gas commodity prices realized by the Company's exploration and production operations compared to last year, and the extremely warm weather that impacted the gas distribution business.

As previously announced, the Company completed the sale of Midland Enterprises on July 2, 2002. In the second quarter, the Company recorded as discontinued operations an expense of $19.7 million, or $0.14 per share, for an additional provision for state and local taxes on the sale. Including discontinued operations, 2002 earnings for common stock for the second quarter were $8.0 million, or $0.06 per share, compared to a loss of $8.0 million, or $0.06 per share, in 2001, and for the six-months ended June 30, 2002 were $221.2 million, or $1.57 per share, compared to $215.3 million, or $1.57 per share, in 2001.

"Our core gas distribution business continues to grow as we convert customers to gas across our attractive Northeast territories," said Robert B. Catell, Chairman and Chief Executive Officer. "Our core electric business added two new electric-generating plants at Glenwood Landing and Port Jefferson that went on-line during the quarter. These units will help address the electric needs of Long Island, while enhancing KeySpan's strong position in the New York energy market. The closing of the sale of Midland Enterprises illustrates our commitment to strengthen our balance sheet. Based on our first half results, we anticipate that we will achieve our 2002 earnings goal."

Segment Highlights

Major highlights from continuing operations in 2002 and 2001 are reported on an Earnings Before Interest and Taxes (EBIT) basis as follows:

------------------------------------------------- --------------- --------------- --------------- -----------------
               EBIT ($ millions)                   2nd Quarter     2nd Quarter    Year-to-Date     Year-to-Date
               -----------------                   ------------    ------------   -------------    ------------
                                                       2002            2001            2002             2001
                                                       ----            ----            ----             ----
------------------------------------------------- --------------- --------------- --------------- -----------------
Gas Distribution                                      $29.2           $18.9           $358.9           $349.6
------------------------------------------------- --------------- --------------- --------------- -----------------
Electric Services                                     $64.7           $67.7           $130.3           $133.3
------------------------------------------------- --------------- --------------- --------------- -----------------
Energy Services (1)                                  ($10.2)         ($57.1)         ($19.5)          ($63.5)
------------------------------------------------- --------------- --------------- --------------- -----------------
Energy Investments
-------------------------------------------------------------------------------------------------------------------
           Exploration & Production                   $23.6           $44.0           $39.3            $109.5
------------------------------------------------- --------------- --------------- --------------- -----------------
           Other Energy Investments                    $1.3            $7.2            $6.2            $16.4
                                                       ----            ----            ----            -----
------------------------------------------------- --------------- --------------- --------------- -----------------
Total Operating Segments                              $108.6          $80.7           $515.2           $545.3
------------------------------------------------- --------------- --------------- --------------- -----------------
Other                                                  $3.7            $4.5            $3.1             $2.0
                                                       ----            ----            ----             ----
------------------------------------------------- --------------- --------------- --------------- -----------------
Total EBIT                                            $112.3          $85.2           $518.3           $547.3
------------------------------------------------- --------------- --------------- --------------- -----------------

Note: (1) 2001 Energy Services EBIT includes special charges of $53.3 million and $61.2 million, for the second quarter and six-months ended, respectively, associated with operations of the former Roy Kay companies.

Key EBIT Drivers by Segment

o The Gas Distribution segment serving New York City, Long Island and New England recorded second quarter and six-month performance ahead of last year, despite significantly warmer than normal weather in the New York and New England service territories this year. Results for the period reflect the benefit of conversions to natural gas, which continue at a brisk pace in all territories. Thus far in 2002, KeySpan has completed more than 23,000 gas installations that will add approximately $25 million in new annual gross profit margin. In addition, the impact of warm weather was partially mitigated by the weather normalization clause built into the New York and Long Island rate structure. Results also benefited from the adoption of FAS 142, which resulted in the elimination of the amortization of goodwill.

o The Electric Services segment consists of a low risk generation portfolio with revenues provided by the long-term contracts with the Long Island Power Authority, and electricity sales from our Ravenswood Plant in New York City. The results of the Electric Services segment are similar to last year and reflect the stable nature of this business. At the end of the quarter, the Company completed the installation of four new electric generating peaking units -- ahead of schedule -- at Glenwood Landing and Port Jefferson, Long Island.

o The Energy Services decline in EBIT, excluding 2001 special items, in the second quarter and six-months ended June 30, 2002 was due to a reduction of `on-demand' service requests and a decrease in contract renewals due to the mild weather in the Home Energy Services business. The Business Solutions segment is near target and continues to show improvement with a significant backlog of work.

o The Energy Investments segment includes the Company's gas exploration and production operations, as well as pipeline and other investments, and excludes Midland Enterprises, which is reported as discontinued operations. Gas exploration and production operations, primarily from the Company's 67% ownership of The Houston Exploration Company (NYSE: THX), reported a decline in EBIT of $20.4 million in the second quarter, and $70.2 million in the six-months ended June 30, 2002. Production in the quarter totaled a record 26.3 Bcfe, a 15% increase from 2001 levels. The quarterly EBIT decline reflects a 30% decrease in average realized prices, from $4.54 per Mcf in 2001 to $3.19 per Mcf in 2002. Given the volatility of the gas commodity market, THX has hedged approximately 64% of 2002 production at a weighted average floor price of $3.40 per MMBtu, and approximately 40% of 2003 production at a weighted average floor price of $3.35 per MMBtu.

In 2002, the Company has benefited from lower interest costs attributable to lower interest rates on commercial paper, and the benefit of interest rate swaps used to optimize the Company's mix of fixed and variable debt. In addition, results benefited from the adoption of FAS 142, which resulted in the elimination of the amortization of goodwill in the amounts of $12.6 million and $25.2 million for the three and six months ended June 30, 2002, respectively.

Financial Update

During the quarter, KeySpan issued $460 million of MEDS Equity Units with a coupon of 8 3/4% and a 20% stock price conversion premium. The proceeds from this issuance were used to pay down short-term debt, and further reinforce the Company's credit ratings of: S&P "A", Moody's "A3", and Fitch "A-." In addition, KeySpan has renewed its credit facility of $1.3 billion through July 2003 with 16 banks participating. The credit facility will continue to support the Company's commercial paper program for ongoing working capital needs.

2002 Earnings Outlook

KeySpan's 2002 earnings guidance remains at $2.60 to $2.75 per share, which includes earnings from continuing core operations of approximately $2.40 to $2.45 per share, and earnings from E&P operations of approximately $0.20 to $0.30 per share. The Company's earnings forecasts may vary significantly during the year due to, among other things, changing energy market conditions. KeySpan is once again reaffirming its commitment to maintaining the dividend at the current annual rate of $1.78 per share.

"Strategically, we continue to make progress in redeploying our capital resources into the many opportunities that exist in our core gas distribution and electric generation businesses in the Northeast," said Mr. Catell. "We are progressing with our plans to build additional generation in the downstate New York area, which needs new supplies of electric power. Construction of our 250 MW Ravenswood expansion project started during the quarter and is on schedule to be operational by the end of 2003. The sale of Midland, the issuance of equity units and the renewal of our credit facility will strengthen our balance sheet and provide us with a solid financial platform. With the fundamentals and focus of our business in place, we expect to continue to provide steady growth and significant shareholder value."

A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE: KSE) is the largest distributor of natural gas in the Northeast, with 2.5 million gas customers and approximately 12,000 employees. KeySpan is also the largest investor-owned electric generator in New York State and operates Long Island's electric system under contract with the Long Island Power Authority for its 1.1 million customers. With headquarters in Brooklyn, Boston and Long Island, KeySpan also manages a dynamic portfolio of service companies. They include:
KeySpan Energy Delivery, the group of regulated natural gas utilities; KeySpan Home Energy Services, a group of energy product, repair and services companies for residential and small commercial business customers; and KeySpan Business Solutions, a full-service group of energy product, repair and services companies for larger business customers. KeySpan also has strategic investments in natural-gas exploration and production, pipeline transportation, distribution and storage, and fiber-optic cable. For more information, visit KeySpan's web site at: http://www.keyspanenergy.com.

Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.

--------------------------------------------------------------------------------
Earnings Conference Call: Investors are invited to participate in the KeySpan Corporation 2002 Second Quarter Earnings Conference Call on:

Thursday, July 25, 2002, at 2:30 PM (EST)
Dial Number: 888-552-7850
International Dial Number: (706) 645-9166

Replay Number: 800-642-1687
International Replay Number: (706) 645-9291
Access Code: 4716810

Audio webcast available at http://investor.keyspanenergy.com

                          KeySpan Corporation
                     Consolidated Summary of Earnings
                     (In Thousands of Dollars, Except Per Share Amounts)

     -------------------------------------------------------------------------------------------------------------------------
                                                          3 Months          3 Months          6 Months          6 Months
                                                            Ended             Ended             Ended             Ended
                                                         6/30/2002         6/30/2001         6/30/2002         6/30/2001
     -------------------------------------------------------------------------------------------------------------------------
    Revenues
      Gas Distribution                                      $521,822         $620,685         $1,744,791       $2,374,329
      Electric Services                                      354,756          357,904            669,440          701,275
      Energy Services                                        229,311          232,771            470,870          551,864
      Gas Exploration and Production                          88,274          103,720            162,988          235,731
      Energy Investments                                      21,942           24,222             39,575           51,191
    ----------------------------------------------------------------------------------------------------------------------
    Total Revenues                                         1,216,105        1,339,302          3,087,664        3,914,390
    ----------------------------------------------------------------------------------------------------------------------
    Operating Expenses
      Purchased gas for resale                               249,942          348,349            899,299        1,545,698
      Fuel and purchased power                                93,292          146,357            177,664          289,657
      Operations and maintenance                             548,094          533,803          1,041,660        1,037,686
      Depreciation, depletion
       & amortization                                        127,463          121,578            253,460          252,742
      Operating taxes                                         87,388          100,835            207,781          242,825
    ----------------------------------------------------------------------------------------------------------------------
    Total Operating Expenses                               1,106,179        1,250,922          2,579,864        3,368,608
    ----------------------------------------------------------------------------------------------------------------------
    Operating Income                                         109,926           88,380            507,800          545,782

    Other Income & (Deductions)                                2,346           (3,156)            10,533            1,546
    ----------------------------------------------------------------------------------------------------------------------

    Income Before Interest Charges
     & Income Taxes                                          112,272           85,224            518,333          547,328

    Interest Charges                                          70,054           91,927            142,661          185,230
    Income Taxes                                              13,044            3,714            131,867          148,401
    Preferred stock
     dividend requirements                                     1,476            1,476              2,952            2,952
    ----------------------------------------------------------------------------------------------------------------------
    Earnings (Loss) From
     Continuing Operations                                    27,698          (11,893)           240,853          210,745
    ----------------------------------------------------------------------------------------------------------------------


    Income (Loss) From Discontinued Operations               (19,662)           3,892            (19,662)           4,553
    ----------------------------------------------------------------------------------------------------------------------


    Earnings (Loss) For Common Stock                          $8,036         $ (8,001)          $221,191         $215,298
    ----------------------------------------------------------------------------------------------------------------------

    Basic Earnings (Loss) From
     Continuing Operations                                      0.20            (0.09)              1.71             1.54

    Basic Earnings (Loss) From
     Discontinued Operations                                   (0.14)            0.03              (0.14)            0.03
    ----------------------------------------------------------------------------------------------------------------------

    Basic Earnings (Loss)
     Per Common Share                                         $ 0.06          $ (0.06)            $ 1.57           $ 1.57
    ----------------------------------------------------------------------------------------------------------------------
    Diluted Earnings (Loss)
     Per Common Share                                         $ 0.06          $ (0.06)            $ 1.56           $ 1.55
    ----------------------------------------------------------------------------------------------------------------------

    Average Common Shares
     Outstanding (000)                                       141,063          137,916            140,551          137,438

    Avg Common Shares
     Outstanding - Diluted (000)                             142,156          139,361            141,706          138,872

 PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++ PRELIMINARY+++

                                         KeySpan Corporation
                                         Segment Information
                                   Three Months Ended June 30, 2002
                                       (In Thousands of Dollars)

                                                          Energy Investments
                                                      ------------------------
                                           Electric   Gas Exploration  Other       Energy   Total Operating   Recon-       Total
                          Gas Distribution Services   & Production   Investments  Services   Segments        ciliations Consolidated
                          ---------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues         521,822     354,756     88,274         21,942      229,311    1,216,105                   1,216,105
 Intersegment Revenues                          25                                                  25           (25)
                          ---------------------------------------------------------------------------------------------------------
 Revenues                      521,822     354,781     88,274         21,942      229,311    1,216,130           (25)    1,216,105

 Operation Expenses
 Purchased Gas                 236,357           -          -              -       13,585      249,942             -       249,942

 Purchased Fuel                      -      61,146          -              -       32,146       93,292             -        93,292

 Operations and
  Maintenance                  152,767     183,936     11,392         19,768      191,466      559,329       (11,235)      548,094

 Depreciation, Depletion
  & Amortizations               58,118      13,928     44,440          4,626        2,575      123,687         3,776       127,463

 Operating Taxes                47,810      36,270      2,987            919          406       88,392        (1,004)       87,388

                          ---------------------------------------------------------------------------------------------------------
 Total Operating Expenses      495,052     295,280     58,819         25,313      240,178    1,114,642        (8,463)    1,106,179
                          ---------------------------------------------------------------------------------------------------------

 Operating Income               26,770      59,501     29,455         (3,371)     (10,867)     101,488         8,438       109,926

 Other Income and
  (Deductions)                   2,473       5,218     (5,860)         4,637          615        7,083        (4,737)        2,346

 Income Before Interest   ---------------------------------------------------------------------------------------------------------
  Charges & Income Taxes        29,243      64,719     23,595          1,266      (10,252)     108,571         3,701       112,272
                          =========================================================================================================

    PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++ PRELIMINARY+++

                                        KeySpan Corporation
                                        Segment Information
                                Three Months Ended June 30, 2001
                                        (In Thousands of Dollars)

                                                             Energy Investments
                                                          ------------------------
                                                            Gas                                   Total
                                             Electric     Exploration &     Other     Energy    Operating    Recon-        Total
                           Gas Distribution  Services     Production     Investments Services   Segments    ciliations  Consolidated
                          ----------------------------------------------------------------------------------------------------------
 Unaffliated Revenues            620,685      357,904     103,720         24,222     232,771     1,339,302                1,339,302
 Intersegment Revenues                 -           25           -              -                        25       (25)             -
                          ----------------------------------------------------------------------------------------------------------
 Revenues                        620,685      357,929     103,720         24,222     232,771     1,339,327       (25)     1,339,302

 Operation Expenses
 Purchased Gas                   328,487            -           -              -      19,862       348,349         -        348,349

 Purchased Fuel                        -       74,327           -              -      72,030       146,357         -        146,357

 Operations and
  Maintenance                    158,356      167,132      10,959         15,871     194,533       546,851   (13,048)       533,803

 Depreciation, Depletion
  & Amortizations                 62,753       12,716      33,419          3,892       3,518       116,298     5,280        121,578

 Operating Taxes                  57,325       38,365       2,323            127         186        98,326     2,509        100,835

                          ----------------------------------------------------------------------------------------------------------
 Total Operating Expenses        606,921      292,540      46,701         19,890     290,129     1,256,181    (5,259)     1,250,922
                          ----------------------------------------------------------------------------------------------------------

 Operating Income                 13,764       65,389      57,019          4,332     (57,358)       83,146     5,234         88,380

 Other Income &
  (Deductions)                     5,160        2,336     (13,062)         2,816         318        (2,432)     (724)        (3,156)

 Income Before Interest   ----------------------------------------------------------------------------------------------------------
  Charges and Income Taxes        18,924       67,725      43,957          7,148     (57,040)       80,714     4,510         85,224
                          ==========================================================================================================


 PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++ PRELIMINARY+++

                                        KeySpan Corporation
                                        Segment Information
                                Six Months Ended June 30, 2002
                                        (In Thousands of Dollars)

                                                             Energy Investments
                                                         ---------------------------
                                                            Gas                                  Total
                                              Electric    Exploration     Other       Energy    Operating    Recon-        Total
                           Gas Distribution   Services    & Production   Investments  Services  Segments    ciliations  Consolidated
                          ---------------------------------------------------------------------------------------------------------
 Unaffliated Revenues            1,744,791     669,440        162,988     39,575      470,870   3,087,664                3,087,664
 Intersegment Revenues                              49                                                 49        (49)
                          ---------------------------------------------------------------------------------------------------------
 Revenues                        1,744,791     669,489        162,988     39,575      470,870   3,087,713        (49)    3,087,664

 Operation Expenses
 Purchased Gas                     849,939           -              -          -       49,360     899,299          -       899,299

 Purchased Fuel                          -     115,139              -          -       62,525     177,664          -       177,664

 Operations and
   Maintenance                     298,305     332,056         22,948     33,826      374,303   1,061,438    (19,778)    1,041,660

 Depreciation, Depletion
  & Amortizations                  121,138      27,661         85,885      6,916        4,297     245,897      7,563       253,460

 Operating Taxes                   124,106      73,642          4,875      1,656          609     204,888      2,893       207,781

                          ---------------------------------------------------------------------------------------------------------
 Total Operating Expenses        1,393,488     548,498        113,708     42,398      491,094   2,589,186     (9,322)    2,579,864
                          ---------------------------------------------------------------------------------------------------------

 Operating Income                  351,303     120,991         49,280     (2,823)     (20,224)    498,527      9,273       507,800

 Other Income and
  (Deductions)                       7,596       9,373        (10,013)     8,982          775      16,713     (6,180)       10,533

 Income Before Interest   ---------------------------------------------------------------------------------------------------------
  Charges & Income Taxes           358,899     130,364         39,267      6,159      (19,449)    515,240      3,093       518,333
                          =========================================================================================================

  PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++PRELIMINARY+++ PRELIMINARY+++

                                        KeySpan Corporation
                                        Segment Information
                                Six Months Ended June 30, 2001
                                        (In Thousands of Dollars)

                                                            Energy Investments
                                                        --------------------------
                                                            Gas                                   Total
                                             Electric   Exploration     Other       Energy      Operating    Recon-        Total
                           Gas Distribution  Services   & Production   Investments  Services     Segments  ciliations   Consolidated
                           --------------------------------------------------------------------------------------------------------
 Unaffliated Revenues            2,374,329     701,275    235,731      51,191      551,864     3,914,390                 3,914,390
 Intersegment Revenues                   -          50          -           -                         50       (50)              -
                           --------------------------------------------------------------------------------------------------------
 Revenues                        2,374,329     701,325    235,731      51,191      551,864     3,914,440       (50)      3,914,390

 Operation Expenses
 Purchased Gas                   1,433,795           -          -       2,731      109,172     1,545,698         -       1,545,698

 Purchased Fuel                          -     153,654          -           -      136,003       289,657         -         289,657

 Operations and
  Maintenance                      317,228     311,906     29,882      30,405      358,462     1,047,883   (10,197)      1,037,686

 Depreciation, Depletion
  & Amortizations                  131,336      25,290     67,052       7,521       11,839       243,038     9,704         252,742

 Operating Taxes                   151,780      81,669      2,562         261          558       236,830     5,995         242,825

                           --------------------------------------------------------------------------------------------------------
 Total Operating Expenses        2,034,139     572,519     99,496      40,918      616,034     3,363,106     5,502       3,368,608
                           --------------------------------------------------------------------------------------------------------

 Operating Income                  340,190     128,806    136,235      10,273      (64,170)      551,334    (5,552)        545,782

 Other Income &
  (Deductions)                       9,415       4,500    (26,762)      6,128          751        (5,968)    7,514           1,546

 Income Before Interest
   Charges and Income Taxes--------------------------------------------------------------------------------------------------------
                                   349,605     133,306    109,473      16,401      (63,419)      545,366     1,962         547,328
                           ========================================================================================================